EXHIBIT 99.1

LHC Group Announces First Quarter 2013 Results

LAFAYETTE, La., May 8, 2013 (GLOBE NEWSWIRE) -- LHC Group Inc. (Nasdaq:LHCG), a national provider of post-acute care services, today announced its financial results for the three months ended March 31, 2013.

Financial Results for the First Quarter

  Net service revenue for the first quarter of 2013 was $162.0 million, compared with $158.8 million for the same period in 2012.
  Net income attributable to LHC Group for the first quarter of 2013 was $6.3 million, compared with $7.7 million in the prior year quarter.
  Diluted earnings per share was $0.37 for the first quarter of 2013, compared with $0.42 for the same period in 2012.
  Organic growth in new home health admissions in the first quarter of 2013 was 3.7% compared with the same period in 2012.

In commenting on the results, Keith G. Myers, chief executive officer of LHC Group, said, "I am extremely proud of the strong and well-balanced operating results our team delivered during the first quarter. I am particularly proud of our ability to once again achieve a solid organic growth rate in total new admissions of 3.7% over the first quarter of 2012. I would like to congratulate and thank our 8,500 team members for their unwavering commitment to excellence and for consistently delivering high-quality care to the growing number of patients, families and communities we serve. Because of our team's dedication to clinical excellence and compassion for those we serve, we have experienced positive organic growth in total new admissions for 18 consecutive quarters dating back to 2008."

Guidance

The company is reaffirming its full year 2013 guidance issued on March 6, 2013, for net service revenue of $660 million to $680 million and fully diluted earnings per share in the range of $1.10 to $1.30. This guidance includes the impact of sequestration, as well as the impact of the recently announced acquisition of the home health service line of Addus HomeCare Corp.  This guidance, however, does not take into account the impact of other future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call Thursday, May 9, 2013, at 11 a.m. Eastern time to discuss its first quarter 2013 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327).  A telephonic replay of the conference call will be available through midnight on Thursday, May 16, 2013, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 31667703.  A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group Inc.

LHC Group Inc. is a national provider of post-acute care, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and community-based service agencies in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	March 31, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash	$ 3,404	$ 9,720
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $12,917 and $11,863, respectively	81,238	83,951
Other receivables	622	589
Amounts due from governmental entities	1,237	1,596
Total receivables, net	83,097	86,136
Deferred income taxes	9,283	7,671
Prepaid income taxes	3,733	7,436
Prepaid expenses	6,573	6,818
Other current assets	3,893	2,949
Total current assets	109,983	120,730
Property, building and equipment, net of accumulated depreciation of $35,947 and $34,331, respectively	29,037	29,531
Goodwill	189,153	169,150
Intangible assets, net of accumulated amortization of $3,113 and $2,985, respectively	61,328	62,042
Other assets	5,406	5,441
Total assets	$ 394,907	$ 386,894

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 17,647	$ 14,897
Salaries, wages and benefits payable	23,581	29,890
Self insurance reserve	6,170	5,444
Amounts due to governmental entities	4,301	4,979
Total current liabilities	51,699	55,210
Deferred income taxes	27,587	25,129
Income tax payable	3,415	3,415
Revolving credit facility	22,996	19,500
Note payable	201	–
Total liabilities	105,898	103,254
Noncontrolling interest- redeemable	11,791	11,426
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,727,657 and 21,578,772 shares issued in 2013 and 2012, respectively	217	216
Treasury stock – 4,681,930 and 4,653,039 shares at cost, respectively	(34,453)	(33,846)
Additional paid-in capital	101,346	100,619
Retained earnings	207,478	201,192
Total LHC Group Inc. stockholders' equity	274,588	268,181
Noncontrolling interest- non-redeemable	2,630	4,033
Total equity	277,218	272,214
Total liabilities and stockholders' equity	$ 394,907	$ 386,894

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Net service revenue	$ 161,953	$ 158,761
Cost of service revenue	93,248	89,859
Gross margin	68,705	68,902
Provision for bad debts	3,917	2,761
General and administrative expenses	51,623	50,882
Operating income	13,165	15,259
Interest expense	(425)	(359)
Non-operating income	65	65
Income from continuing operations before income taxes and noncontrolling interest	12,805	14,965
Income tax expense	4,536	5,226
Net income	8,269	9,739
Less net income attributable to noncontrolling interest	1,983	1,998
Net income attributable to LHC Group, Inc.'s common stockholders	$ 6,286	$ 7,741

Earnings per share – basic and diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.37	$ 0.42

Weighted average shares outstanding:
Basic	16,966,525	18,333,838
Diluted	17,073,543	18,399,608

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities
Net income	$ 8,269	$ 9,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,830	1,919
Provision for bad debts	3,917	2,761
Stock based compensation expense	888	1,408
Deferred income taxes	846	(353)
Loss on sale of assets	14	–
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,237)	(3,774)
Prepaid expenses and other assets	(664)	1,200
Prepaid income taxes	3,703	18,349
Accounts payable and accrued expenses	(3,178)	(5,484)
Net amounts due to/from governmental entities	(319)	(180)
Net cash provided by operating activities	14,069	25,585

Investing activities
Purchases of property, building, and equipment	(1,151)	(1,160)
Cash paid for acquisitions, primarily goodwill and intangible assets	(19,655)	(1,700)
Net cash used in investing activities	(20,806)	(2,860)

Financing activities
Proceeds from line of credit	41,500	26,879
Payments on line of credit	(38,004)	(47,486)
Proceeds from Employee stock purchase plan	179	189
Proceeds from debt issuance	201	–
Noncontrolling interest distributions	(2,509)	(2,302)
Excess tax benefits from vesting of restricted stock	11	–
Redemption of treasury shares	(607)	–
Purchase of additional controlling interest	(350)	–
Sale of noncontrolling interest	–	80
Net cash provided by (used in) financing activities	421	(22,640)
Change in cash	(6,316)	85
Cash at beginning of period	9,720	256
Cash at end of period	$ 3,404	$ 341

Supplemental disclosures of cash flow information
Interest paid	$ 425	$ 359
Income taxes paid	$ 10,337	$ 243

LHC GROUP INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended March 31, 2013
	Home- Based Services	Facility- Based Services	Total
Net service revenue	$ 141,987	$ 19,966	$ 161,953
Cost of service revenue	81,590	11,658	93,248
Provision for bad debts	3,277	640	3,917
General and administrative expenses	46,172	5,451	51,623
Operating income	10,948	2,217	13,165
Interest expense	(387)	(38)	(425)
Non-operating income	41	24	65
Income before income taxes and noncontrolling interest	10,602	2,203	12,805
Income tax expense	4,087	449	4,536
Net income	6,515	1,754	8,269
Less net income attributable to noncontrolling interest	1,599	384	1,983
Net income attributable to LHC Group, Inc.'s common stockholders	$ 4,916	$ 1,370	$ 6,286
Total assets	$ 358,140	$ 36,767	$ 394,907

	Three Months Ended March 31, 2012
	Home- Based Services	Facility- Based Services	Total
Net service revenue	$ 139,595	$ 19,166	$ 158,761
Cost of service revenue	79,061	10,798	89,859
Provision for bad debts	2,623	138	2,761
General and administrative expenses	45,226	5,656	50,882
Operating income	12,685	2,574	15,259
Interest expense	(323)	(36)	(359)
Non-operating income	53	12	65
Income before income taxes and noncontrolling interest	12,415	2,550	14,965
Income tax expense	4,731	495	5,226
Net income	7,684	2,055	9,739
Less net income attributable to noncontrolling interest	1,692	306	1,998
Net income attributable to LHC Group, Inc.'s common stockholders	$ 5,992	$ 1,749	$ 7,741
Total assets	$ 345,287	$ 34,761	$ 380,048

LHC GROUP INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
	2013	2012
Key Data:
Home-Based Services:
Home Health
Locations	251	246
Acquired	19	0
De novo	0	1
Total new admissions	30,214	27,696
Medicare new admissions	20,527	19,046
Average daily census	35,481	32,608
Average Medicare daily census	26,890	24,689
Medicare completed and billed episodes	42,808	41,287
Average Medicare case mix for completed and billed Medicare episodes	1.26	1.26
Average reimbursement per completed and billed Medicare episodes	$ 2,297	$ 2,345
Total visits	859,498	898,377
Total Medicare visits	653,796	658,566
Average visits per completed and billed Medicare episodes	15.3	16.0
Organic growth: (1)
Net revenue	-2.9%	-2.9%
Net Medicare revenue	-2.1%	-6.1%
Total new admissions	3.7%	5.6%
Medicare new admissions	3.2%	2.1%
Average daily census	1.7%	-6.0%
Average Medicare daily census	1.5%	-7.7%
Medicare completed and billed episodes	0.6%	-1.9%

Hospice
Locations	33	32
Acquired	1	0
Admissions	1,380	1,109
Average daily census	1,148	934
Patient days	96,385	84,964
Average revenue per patient day	$ 139	$ 139

Facility-Based Services:
Long-term Acute Care
Locations	9	9
Patient days	16,118	16,191
Average revenue per patient day	$ 1,194	$ 1,156

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com